UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On November 21, 2008, the Federal Home Loan Bank of Chicago (the "Bank") announced that the following directors have been elected to its Board of Directors ("Board") as member directors:

(1) William R. Dodds, Jr., Executive Vice President of The Northern Trust Company, Chicago, Illinois was re-elected to serve a three-year term on the Board beginning January 1, 2009 and ending December 31, 2011.

(2) Thomas L. Herlache, Chairman of the Board of Baylake Bank, Sturgeon Bay, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2009 and ending December 31, 2012.

(3) Richard K. McCord, President & CEO of Illinois National Bank, Springfield, Illinois was re-elected to serve a four-year term on the Board beginning January 1, 2009 and ending December 31, 2012.

The Board appoints directors to its committees in December of each year.

The election took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act ("Bank Act") and the related regulations of the Federal Housing Finance Agency ("FHFA").

Pursuant to the Bank Act and FHFA regulations, certain of the Bank's directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank's business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as member directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members. For further discussion, see "Related Persons and Related Transactions" on page 92 of the Bank's 2007 Form 10-K.

Directors serving on the Bank's Board for 2009 will receive compensation under the Bank's 2009 Board of Directors Compensation Policy. Under the policy, directors are entitled to compensation as follows:

(1) The Chairman of the Board will receive $60,000 per year for presiding at the meetings of the Board of Directors and the Executive & Governance Committee and for attending other committee meetings.

(2) The Vice Chairman will receive $55,000 per year for attending meetings of the Board and other committee meetings, as well as chairing meetings of the Board in the Chairman's absence.

(3) The Chairman of the Audit Committee will receive $55,000 per year for attending meetings of the Board and other committee meetings, as well as chairing meetings of the Audit Committee.

(4) The Chairmen of Board Committees other than the Audit Committee will each receive $50,000 per year for attending meetings of the Board and other committee meetings, as well as chairing meetings of their respective committees.

(5) Each director, other than those holding any of the positions listed above, will receive $45,000 per year for attending meetings of the Board and meetings of committees to which such director is appointed.

In addition, each director will be reimbursed for travel and other expenses incurred in connection with the performance of their official duties.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank's letter to members mailed November 21, 2008, regarding the results of the election for member directors. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Letter to Members dated November 21, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 21, 2008	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary